Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Uroplasty, Inc. on Form S-8 of our report dated June 27, 2006, relating to the March 31, 2006 consolidated financial statements of Uroplasty, Inc. and Subsidiaries included in its Annual Report of Form 10-KSB for the year ended March 31, 2006.
/s/ MCGLADREY & PULLEN, LLP
Minneapolis, Minnesota
September 18, 2006